Exhibit 99.1
FOR IMMEDIATE RELEASE

SABRA REPORTS FIRST QUARTER 2012 RESULTS AND REAFFIRMS 2012 GUIDANCE.

IRVINE, CA, May 7, 2012 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (NASDAQ:SBRA) today announced results of operations for the first quarter of 2012 and reaffirmed its 2012 guidance.
RECENT HIGHLIGHTS

•	For the first quarter, we posted FFO and AFFO of $0.32 and $0.38, respectively, per diluted share, and net income per diluted share of $0.12.

•
On March 15, 2012, we entered into a $10.0 million mezzanine loan agreement with an option to purchase three skilled nursing facilities and one assisted living facility located in Texas and owned by the borrowers.

•	On March 30, 2012, we closed the purchase of two specialized skilled nursing facilities in a sale-leaseback transaction with affiliates of the sellers for $29.9 million.

•	On April 19, 2012, Moody's upgraded both Sabra's corporate credit rating and senior unsecured notes rating to 'B1' from 'B2', with a stable outlook.

•
On April 24, 2012, our board of directors declared a quarterly cash dividend of $0.33 per share of common stock. The dividend will be paid on May 31, 2012 to stockholders of record as of the close of business on May 15, 2012.

Commenting on the first quarter results, Rick Matros, CEO and Chairman, said, "We are pleased with our recently announced transactions. Given those transactions and our existing pipeline, we are reaffirming our previously announced guidance for 2012. We do expect that in addition to completing transactions on stabilized skilled nursing and senior housing assets going forward, we will see our focus expanding to include development opportunities as well." Matros continued, "Our Facility EBITDAR coverage was lighter than the previous quarter simply due to seasonality and we expect a good rebound in coverage during the second quarter based on current numbers. Our Tenant EBITDAR coverage, which takes into account parent company lease guarantees, was 1.35x for the quarter. Sun's published first quarter consolidated EBITDAR coverage of 1.44x (1.36x before eliminating assets Sun has designated as held for sale), is in line with their expectations for the period. Mitigation execution continues to progress nicely with our operators and we fully expect Facility EBITDAR coverages to improve in the second quarter."
Performance for the First Quarter of 2012
During the first quarter of 2012, we recognized FFO of $11.7 million ($0.32 per diluted share) and AFFO of $14.0 million ($0.38 per diluted share), compared to FFO of $7.3 million ($0.29 per diluted share) and AFFO of $9.1 million ($0.35 per diluted share) for the same period in 2011. AFFO represents FFO excluding non-cash revenues (including straight-line rental income adjustments), non-cash expenses (including stock-based compensation expense and amortization of deferred financing costs) and acquisition pursuit costs, which aggregated to a net adjustment of $2.3 million ($0.06 per diluted share) for the period. During the first quarter of 2012, net income was $4.4 million ($0.12 per diluted share), compared to net income of $1.2 million ($0.05 per diluted share) for the same period in 2011. In addition, during the first quarter of 2012, we generated $16.5 million of cash flow from operations. We recognized rental income of $23.7 million during this period, and Facility EBITDAR Coverage and Tenant EBITDAR Coverage were 1.12x and 1.35x, respectively, for the three months ended March 31, 2012.
LIQUIDITY
As of March 31, 2012, we had approximately $202.7 million in liquidity, consisting of unrestricted cash and cash equivalents of $2.7 million and available borrowings of $200.0 million under our secured revolving credit facility.

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OUTLOOK
For the full year 2012, we reaffirm our expectation that FFO will range between $1.53 and $1.58 per diluted common share, AFFO will range between $1.71 and $1.76 per diluted common share and net income will range between $0.64 and $0.68 per diluted common share.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call to discuss the 2012 first quarter results will be held on Tuesday, May 8, 2012 at 11:00am Pacific Time. The dial in number for the conference call is (888) 471-3842 and the participant code is “Sabra.” A replay of the call will also be available immediately following the call and for 30 days, ending on June 7, 2012, by dialing (888) 203-1112, and using passcode 4338191. The Company’s supplemental information package for the first quarter will also be available on the Company’s website in the “Investor Relations” section.
ABOUT SABRA
Sabra Health Care REIT, Inc. (NASDAQ: SBRA), a Maryland corporation, is a self-administered, self-managed real estate investment trust (a “REIT”) that, through its subsidiaries, owns and invests in real estate serving the healthcare industry. Sabra leases properties to tenants and operators throughout the United States. As of March 31, 2012, Sabra’s investment portfolio included 99 properties (consisting of (i) 89 skilled nursing/post-acute facilities, (ii) nine senior housing facilities, and (iii) one acute care hospital) and one mezzanine loan investment. As of March 31, 2012, Sabra’s properties were located in 24 states and included 10,997 licensed beds.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Forward-looking statements in this release include all statements regarding our expectations concerning our acquisition pipeline and our outlook for the full year 2012.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including, among others, the following: our dependence on Sun Healthcare Group, Inc. ("Sun") until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; changes in general economic conditions and volatility in financial and credit markets; the dependence of our tenants on reimbursement from governmental and other third-party payors; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to make acquisitions, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; our ability to raise capital through equity financings; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; our ability to qualify and maintain our status as a REIT; compliance with REIT requirements and certain tax matters related to status as a REIT; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the “SEC”), especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. We assume no, and hereby disclaim any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.
TENANT INFORMATION
This release includes information regarding Sun. Sun is subject to the reporting requirements of the SEC and is required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. Sun's filings with the SEC can be found at www.sec.gov. This release also includes information regarding each of our other tenants that lease properties from us. The information related to these tenants that is provided in this release has been provided by the tenants or, in the case of Sun, derived from Sun's public filings or provided by Sun. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.
NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: EBITDA, funds from operations (“FFO”), Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted share, AFFO per diluted share and normalized AFFO per diluted share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Definitions of Non-GAAP Financial Measures” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included under “Reconciliations of Net Income to EBITDA, Funds from Operations (FFO), Adjusted Funds from Operations (AFFO) and Normalized AFFO” in this release.
CONTACT
Investor & Media Inquiries: (949) 679-0410

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 SABRA HEALTH CARE REIT, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share data)

	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011
Revenues	$23,727	$17,601
EBITDA	$19,406	$14,931
Net income	$4,405	$1,248
FFO	$11,708	$7,334
AFFO	$13,999	$9,058
Normalized AFFO	$13,999	$9,367

Per share data:
Diluted EPS	$0.12	$0.05
Diluted FFO	$0.32	$0.29
Diluted AFFO	$0.38	$0.35
Diluted Normalized AFFO	$0.38	$0.36

Weighted-average number of common shares outstanding, diluted:
EPS & FFO	37,058,886	25,211,585
AFFO & Normalized AFFO	37,284,423	25,694,787

Net cash flow from operations	$16,464	$12,458

	March 31, 2012	December 31, 2011
Real Estate Portfolio
Total Equity Investments (#)	99	97
Total Equity Investments ($)	$796,562	$767,054
Total Licensed Beds/Units	10,997	10,877
Weighted Average Remaining Lease Term (in months)	142	144
Total Debt Investments (#)	1	—
Total Debt Investments ($)	$10,129	$—

	Three Months Ended March 31, 2012	Twelve Months Ended March 31, 2012
Facility EBITDARM Coverage (1)	1.58x	1.84x
Facility EBITDAR Coverage (1)	1.12x	1.37x
Tenant EBITDAR Coverage (1)	1.35x	1.60x

	March 31, 2012	December 31, 2011
Debt
Principal
Fixed Rate Debt	$323,745	$324,239
Variable Rate Debt	58,858	59,159
Total Debt	$382,603	$383,398

Rate
Fixed Rate Debt	7.57%	7.57%
Variable Rate Debt	5.50%	5.50%
Total Debt	7.25%	7.25%

% of Total
Fixed Rate Debt	84.6%	84.6%
Variable Rate Debt	15.4%	15.4%
Total Debt	100.0%	100.0%

Availability Under Credit Facility:	$200,000	$100,000

Available Liquidity (Unrestricted Cash and Availability Under Credit Facility)	$202,675	$142,250

(1) Facility EBITDAR, Facility EBITDARM and Tenant EBITDAR and related coverages for facilities with new tenants/operators (Aurora, Encore and Creekside) are only included in periods subsequent to our acquisition of the facilities. All facility financial performance data are presented one month in arrears.

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SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
Revenues:
Rental income	$23,663	$17,561
Interest income	64	40

Total revenues	23,727	17,601

Expenses:
Depreciation and amortization	7,303	6,086
Interest	7,698	7,597
General and administrative	4,321	2,670

Total expenses	19,322	16,353

Net income	$4,405	$1,248

Net income per common share, basic	$0.12	$0.05

Net income per common share, diluted	$0.12	$0.05

Weighted-average number of common shares outstanding, basic	37,035,970	25,136,140

Weighted-average number of common shares outstanding, diluted	37,058,886	25,211,585

Dividends per common share	$0.33	$—

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SABRA HEALTH CARE REIT, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	March 31, 2012	December 31, 2011
Assets
Real estate investments, net of accumulated depreciation of $116,166 and $108,916 as of March 31, 2012 and December 31, 2011, respectively	$680,635	$658,377
Cash and cash equivalents	2,675	42,250
Restricted cash	6,664	6,093
Deferred tax assets	25,540	25,540
Prepaid expenses, deferred financing costs and other assets	31,031	17,390

Total assets	$746,545	$749,650

Liabilities and stockholders’ equity
Mortgage notes payable	$157,603	$158,398
Senior unsecured notes payable	225,000	225,000
Accounts payable and accrued liabilities	17,804	14,139
Tax liability	25,540	25,540

Total liabilities	425,947	423,077

Stockholders’ equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of March 31, 2012 and December 31, 2011	—	—
Common stock, $.01 par value; 125,000,000 shares authorized, 37,009,602 and 36,891,712 shares issued and outstanding as of March 31, 2012 and December 31, 2011, respectively	370	369
Additional paid-in capital	346,827	344,995
Cumulative distributions in excess of net income	(26,599)	(18,791)

Total stockholders' equity	320,598	326,573

Total liabilities and stockholders’ equity	$746,545	$749,650

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SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net income	$4,405	$1,248
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,303	6,086
Amortization of deferred financing costs	566	495
Stock-based compensation expense	2,203	1,142
Amortization of premium on notes payable	(4)	(4)
Straight-line rental income adjustments	(969)	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(126)	391
Accounts payable and accrued liabilities	4,053	4,106
Restricted cash	(967)	(1,006)

Net cash provided by operating activities	16,464	12,458

Cash flows from investing activities:
Acquisitions of real estate	(29,850)	—
Origination of note receivable	(10,103)	—
Acquisition of note receivable	—	(5,329)
Additions to real estate	(256)	(86)

Net cash used in investing activities	(40,209)	(5,415)

Cash flows from financing activities:
Principal payments on mortgage notes payable	(791)	(760)
Payments of deferred financing costs	(2,456)	(306)
Payments related to the issuance of common stock	(370)	—
Dividends paid	(12,213)	—

Net cash used in financing activities	(15,830)	(1,066)

Net (decrease) increase in cash and cash equivalents	(39,575)	5,977
Cash and cash equivalents, beginning of period	42,250	74,233

Cash and cash equivalents, end of period	$2,675	$80,210

Supplemental disclosure of cash flow information:
Interest paid	$2,140	$2,447

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SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF NET INCOME TO EBITDA, FUNDS FROM OPERATIONS (FFO),
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
Net income	$4,405	$1,248
Interest expense	7,698	7,597
Depreciation and amortization	7,303	6,086

EBITDA	$19,406	$14,931

Net income	$4,405	$1,248
Add:
Depreciation of real estate assets	7,303	6,086

Funds from Operations (FFO)	$11,708	$7,334

Acquisition pursuit costs	491	87
Stock-based compensation expense	2,203	1,142
Straight-line rental income adjustments	(969)	—
Amortization of deferred financing costs	566	495

Adjusted Funds from Operations (AFFO)	$13,999	$9,058
Start-up costs	—	309

Normalized AFFO	$13,999	$9,367

Net income per diluted common share	$0.12	$0.05

FFO per diluted common share	$0.32	$0.29

AFFO per diluted common share	$0.38	$0.35

Normalized AFFO per diluted common share	$0.38	$0.36

Weighted average number of common shares outstanding, diluted
Net income and FFO	37,058,886	25,211,585
AFFO and Normalized AFFO	37,284,423	25,694,787

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DEFINITIONS OF NON-GAAP FINANCIAL MEASURES

This press release includes the non-GAAP financial measures of EBITDA, FFO, AFFO, normalized AFFO, FFO per diluted share, AFFO per diluted share and normalized AFFO per diluted share, which are reconciled to net income, which we believe is the most comparable GAAP measure. We believe that the use of FFO, AFFO and Normalized AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful.
EBITDA. The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity. The Company uses EBITDA to measure both its operating performance and liquidity. By excluding interest expense, EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. As a liquidity measure, the Company believes that EBITDA helps investors analyze the Company’s ability to meet its interest payments on outstanding debt. The Company believes investors should consider EBITDA in conjunction with net income (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and against other companies. EBITDA has limitations as an analytical tool and should be used in conjunction with the Company’s required GAAP presentations. EBITDA does not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company’s computation of EBITDA may not be comparable to similar measures reported by other companies.
Facility EBITDAR(M). Earnings before interest, taxes, depreciation, amortization, rent (“EBITDAR”) and management fees ("EBITDARM") for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses Facility EBITDAR(M) in determining Facility EBITDAR(M) Coverages. Facility EBITDAR(M) has limitations as an analytical tool. Facility EBITDAR(M) does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, Facility EBITDAR(M) does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators. However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management. The Company utilizes Facility EBITDAR(M) as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company and EBITDARM in particular to evaluate the core operations of the properties by eliminating management fees, which vary based on operator/tenant and its operating structure. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. All facility financial performance data are presented one month in arrears. The Company includes Facility EBITDAR(M) for a property if it was operated at any time during the period presented subject to a lease with the Company. Facility EBITDAR(M) for facilities with new tenants/operators (Aurora, Encore and Creekside) are only included in periods subsequent to our acquisition of the facilities.
Facility EBITDAR(M) Coverage. Facility EBITDAR(M) for the trailing 3 and 12 month periods prior to and including the period presented divided by the same period cash rent. Facility EBITDAR(M) coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of Facility EBITDAR(M). All facility financial performance data were derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. All facility financial performance data are presented one month in arrears.
Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”). The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and Adjusted Funds from Operations, or AFFO, (and related per share amounts) are important non-GAAP supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items,

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DEFINITIONS OF NON-GAAP FINANCIAL MEASURES

from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization. AFFO is defined as FFO excluding non-cash revenues (including straight-line rental income adjustments and amortization of acquired above/below market lease intangibles), non-cash expenses (including stock-based compensation expense and amortization of deferred financing costs) and acquisition pursuit costs. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, and, for AFFO, by excluding non-cash revenues (including straight-line rental income adjustments and amortization of acquired above/below market lease intangibles), non-cash expenses (including stock-based compensation expense and amortization of deferred financing costs) and acquisition pursuit costs, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently from the Company.
Normalized AFFO. Normalized AFFO represents AFFO adjusted for one-time start-up costs and non-recurring income and expenses. The Company considers normalized AFFO to be a useful measure to evaluate the Company’s operating results excluding start-up costs and non-recurring income and expenses. Normalized AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized AFFO does not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized AFFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets nor does it purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of normalized AFFO may not be comparable to normalized AFFO reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO or normalized AFFO differently from the Company.
Tenant EBITDAR. Facility EBITDAR, as defined herein, plus EBITDAR (excluding one-time adjustments) for the period presented for all other operations of any entities that guarantee the tenants' lease obligations to the Company. The Company uses Tenant EBITDAR in determining Tenant EBITDAR Coverage. As with Facility EBITDAR, the Company receives the underlying information from its tenants and, with respect to Tenant EBITDAR, the guarantors of its tenants' lease obligation to the Company. To the extent that a particular tenant's lease obligations are not guaranteed by another entity, Tenant EBITDAR and Facility EBITDAR with respect to a particular tenant are the same. The Company utilizes Tenant EBITDAR as a supplemental measure of the ability of the tenant to meet its cash rent and other obligations to the Company should the facilities be unable to generate sufficient liquidity to meet related obligations to the Company. The usefulness of Tenant EBITDAR is limited by the same factors that limit the usefulness of Facility EBITDAR. All facility and tenant financial performance data was derived solely from information provided by operators/tenants, guarantors and borrowers without independent verification by the Company. All facility and tenant financial performance data are presented one month in arrears. The Company includes Tenant EBITDAR with respect to property if the property was operated at any time during the period presented subject to a lease with the Company. Tenant EBITDAR for facilities with new tenants/operators (Aurora, Encore and Creekside) are only included in periods subsequent to our acquisition of the facilities.
Tenant EBITDAR Coverage. Tenant EBITDAR for the trailing 3 and 12 month periods prior to and including the period presented divided by the same period rent for all of our facilities plus rent expense for other operations of any entity that guarantees the tenants' lease obligation to the Company. Tenant EBITDAR coverage is a supplemental measure of a tenant's ability to meet its cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of Facility EBITDAR and Tenant EBITDAR. All facility and tenant financial performance data were derived solely from information provided by operators/tenants, guarantors and borrowers without independent verification by the Company. All facility and tenant financial performance data are presented one month in arrears.

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